Exhibit 99.1

Investor/Press Contact:	Company Contact:
Marge Boccuti Manager, Investor Relations Brandywine Realty Trust 610-832-7702 marge.boccuti@bdnreit.com	Howard M. Sipzner EVP & CFO Brandywine Realty Trust 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Tender Offers for its
4.50% Notes due 2009, 5.625% Notes due 2010 and 5.75% Notes due 2012
RADNOR, PA, August 6, 2009 — Brandywine Realty Trust (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), has commenced cash tender offers for any and all of the $150,151,000 outstanding principal amount of its 4.50% Guaranteed Notes due November 1, 2009 (the “2009 Notes”) (the “Any and All Tender Offer”) and for up to $100,000,000 principal amount (the “Maximum Tender Amount”) of its 5.625% Guaranteed Notes due December 15, 2010 (the “2010 Notes”) and 5.75% Guaranteed Notes due April 1, 2012 (the “2012 Notes”) all issued by the Operating Partnership (the “Maximum Tender Offer,” and together with the Any and All Tender Offer, collectively, the “Tender Offers,” and each a “Tender Offer”). The terms and conditions of the Tender Offers are set forth in the Offer to Purchase dated August 6, 2009 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”) and are summarized below. The Tender Offers will be funded by a combination of available cash on hand and borrowings under the Operating Partnership’s unsecured revolving credit facility.
Tender Offer for the 2009 Notes
The Any and All Tender Offer will expire at 5:00 p.m., New York City time, on August 13, 2009, unless extended or earlier terminated by the Operating Partnership. The consideration payable for the 2009 Notes will be $1,004.00 per $1,000 principal amount of the 2009 Notes validly tendered plus accrued and unpaid interest from the last interest payment date up to, but not including, the payment date for the 2009 Notes purchased in the Any and All Tender Offer, which is expected be the next business day following the expiration of the Any and All Tender Offer. Under certain circumstances described in the Offer to Purchase, the Operating Partnership may terminate the Any and All Tender Offer before the applicable expiration date. Validly tendered 2009 Notes are expected to be retired and cancelled.
Tender Offer for the 2010 and 2012 Notes
The Maximum Tender Offer will expire at 11:59 p.m., New York City time, on September 2, 2009, unless extended or earlier terminated by the Operating Partnership. The consideration payable for the 2010 or 2012 Notes will be equal to the applicable “Total Consideration” shown below per $1,000 of each series of notes, which includes the Early Tender Payment if a holder has validly tendered and has not validly withdrawn such holder’s 2010 or 2012 Notes by 5:00 p.m., New York City time, on or prior to Wednesday, August 19, 2009 (as may be extended or otherwise modified, the “Early Tender Date”). Holders that validly tender their 2010 or 2012 Notes after the Early Tender Date and at or prior to the applicable expiration date without subsequently validly withdrawing them will receive the applicable “Tender Offer Consideration” shown below per $1,000 of each series of notes which is equal to the Total Consideration minus the Early Tender Payment.

	Principal	Acceptance	Tender	Early
Note	Amount	Priority	Offer	Tender	Total
Issue	Outstanding	Level	Consideration (1)	Payment (1)	Consideration (1)
2012 Notes	$287,830,000	1	$950.00	$30.00	$980.00

2010 Notes	210,546,000	2	970.00	30.00	1,000.00

(1)	Per $1,000 principal amount of Notes accepted for purchase.

555 East Lancaster Avenue, Suite 100, Radnor PA 19087	Phone: (610) 325-5600 • www.brandywinerealty.com

Validly tendered notes accepted for purchase will also be paid accrued and unpaid interest from the last interest payment date up to, but not including, the payment date for the 2010 and 2012 Notes purchased in the Maximum Tender Offer, which is expected be the next business day following the expiration date of the Maximum Tender Offer. Validly tendered 2010 and 2012 Notes are expected to be retired and cancelled.
In the event that the Maximum Tender Offer is oversubscribed, the Operating Partnership will accept tendered 2010 and 2012 Notes according to the “acceptance priority level” for that series specified in the table above and proration. Accordingly, all 2012 Notes that are validly tendered as of the expiration of the Maximum Tender Offer will be accepted for purchase, subject to proration, before any validly tendered 2010 Notes are accepted. In addition, with respect to the 2010 and 2012 Notes, where some, but not all, of the notes tendered for a particular series are purchased, the amount of notes accepted from each holder tendering from that series will be prorated based on the aggregate principal amount tendered with respect to that series and the remaining amount available under the Maximum Tender Amount. The Tender Offer for the 2010 and 2012 Notes is not conditioned on any minimum amount of notes being tendered.
Additional Information
The complete terms and conditions of the tender offers are set forth in the Offer to Purchase and Letter of Transmittal that are being sent to holders of the 2009, 2010 and 2012 Notes. Holders are urged to read the Tender Offer documents carefully before making any decision with respect to the Tender Offer. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the Information Agent for the Tender Offer, at (866) 540-1500 (toll-free) or (212) 430-3774 (collect). Questions regarding the Tender Offer may be directed to Wells Fargo Securities, Lead Dealer Manager for the Tender Offer, at (866) 309-6316 (toll-free) or (704) 715-8341 (collect). Citi and Deutsche Bank Securities are serving as Co-Dealer Managers for the Tender Offer.
This press release is neither an offer to purchase nor a solicitation to buy any of the 2009, 2010 or 2012 Notes nor is it a solicitation for acceptance of the Tender Offer. The Operating Partnership is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Brandywine Realty Trust, the Operating Partnership, the Dealer Manager, either of the Co-Managers or the Information Agent makes any recommendation in connection with the Tender Offer.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 37.3 million square feet, including 26.1 million square feet which it owns on a consolidated basis.
Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.